EXHIBIT 23.1



                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement on Form S-2 of OneLink Communications, Inc. for the Registration of 3,840,000 shares of its common stock, of our report dated February 27, 1998, on the consolidated financial statements of OneLink Communications, Inc. for the year ended December 31, 1997 included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young L.L.P.






Minneapolis, Minnesota
April 20, 1999